Exhibit 99.1

EXHIBIT 99.1

ASTRA ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

ALAMEDA, California — August 14, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced financial results for its second quarter ended June 30, 2023.

Astra also announced on August 4, 2023 a strategic near-term prioritization of the Astra Spacecraft EnginesTM business, including a reallocation of approximately 50 engineering and manufacturing personnel from Launch Services to Space Products, spanning both permanent and temporary reassignments to support specific customer programs and to increase Astra Spacecraft EngineTM production and test capacity through the end of the year.

"We remain intensely focused on near-term deliveries of Astra Spacecraft EnginesTM to our customers and have made difficult but necessary decisions to enable these efforts. I believe our existing organization can support a sustainable business going forward," said Chris Kemp, Founder, Chairman and CEO.

Astra’s Launch Services business will continue to focus on the development of Rocket 4 and servicing new and existing launch contracts, including the contracts announced earlier this year with the U.S. Space Force and Defense Innovation Unit, among others.

In Q2 2023, Astra continued to closely manage its financial runway and evaluate strategic opportunities in support of a long-term sustainable growth strategy across both Space Products and Launch Services.

“We were excited to announce on August 4, 2023 the closing of a Senior Secured Notes offering, which, when combined with our existing ATM, represents a broad financing strategy and demonstrates our ability to access the capital markets when needed. We also continue to reduce operating expenses, including a 52% decrease in G&A Expenses quarter over quarter. We expect additional savings of approximately $4 million per quarter starting in Q4 based on the strategic reallocation of resources announced earlier this month. As a result, we expect further reductions in quarterly cash burn throughout the remainder of the year,” said CFO, Axel Martinez.

Recent Business Highlights:

•
Announced the first 4 shipments of Astra Spacecraft EnginesTM out of Sunnyvale spacecraft engine manufacturing facility
•
Announced the completion of approximately 77% of non-delivery customer milestones related to Astra Spacecraft EnginesTM
•
Completed the Service Readiness Review (SRR) for Astra's Space Force STP-29B mission
•
Announced the closing of a Senior Secured Notes facility offering and ATM program

Second Quarter 2023 Financial Highlights:

For the three months ended June 30, 2023:

•
GAAP Gross Profit was $0.3 million
•
GAAP Net Loss was $14.0 million
•
Adjusted Net Loss* was $33.7 million
•
Adjusted EBITDA Loss* was $33.1 million
•
Capital expenditures during the quarter totaled $3.2 million
•
Cash, cash equivalents and marketable securities totaled $26.3 million

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*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

Third Quarter 2023 Outlook

As of August 14, 2023, we are providing guidance for the third quarter 2023 based on current market conditions, our ongoing investments to scale our Space Products business and on the development of Launch System 2. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below and our annual report on Form 10-K for the year ended December 31, 2022, including risks and uncertainties associated with geopolitical conditions and their potential impact on our business as well as our ability to continue operating as a going concern.

For the third quarter ending September 30, 2023, we currently expect:

•
Deliveries of 8 to 12 Astra Spacecraft EnginesTM
•
Adjusted EBITDA Loss* to be between $25.0 million and $29.0 million,
•
Basic shares outstanding to be between 280 million and 290 million shares,
•
Capital expenditures to be between $1.0 million and $2.0 million, and
•
Cash, cash equivalents and marketable securities to be between $15.0 million and $20.0 million

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In conjunction with this announcement, Astra will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss second quarter 2023 results and our outlook for the third quarter ending September 30, 2023. The live webcast and a replay of the webcast will be available on the Investor Relations section of Astra’s website: https://investor.astra.com/news-and-events/events-and-presentations.

About Astra Space, Inc.

Astra’s mission is to Improve Life on Earth from Space® by creating a healthier and more connected planet. Astra pursues that mission through its Launch Services and Space Products businesses. Astra’s Launch Services business offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra’s Space Products business offers one of the industry’s first flight-proven electric propulsion systems for satellites, the Astra Spacecraft Engine™. Astra Spacecraft Engines™ have extensive on-orbit flight heritage and are available as fully assembled units or as individual components in the Astra Propulsion Kit. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development, delivery and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition and the reallocation of our resources to Astra Spacecraft EngineTM and its ability to continue operating as a going concern; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability without additional funding; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the ability to manage its cash outflows related to its business operations, (vii) the ability of Astra to develop its space services offering as part of its long-term business and growth strategy and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to their most comparable GAAP measures in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP measures, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

We define Free Cash Flow as cash used in operating activities including cash used for capital expenditures.

Adjusted Gross Loss differs from GAAP Gross Loss in that it excludes inventory and deferred launch cost write-downs related to discontinuance of production of our current version of launch system.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the items excluded from Adjusted Gross Loss and the following items: (a) stock-based compensation, (b) loss on change in fair value of contingent consideration, (c) cash earnout compensation cost related to the acquisition of Apollo Fusion and (d) other special items. For the three months ended June 30, 2022, other special items primarily related to amortization of licensed intellectual property, employee COVID-19 testing expenses and payroll taxes.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest income, (b) loss on marketable securities and (c) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Astra Space, Inc.
Condensed Consolidated Statement of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Launch services	$-	$1,988	$-	$5,899
Space products	707	694	707	694
Total revenues	707	2,682	707	6,593
Cost of revenues
Launch services	-	17,179	-	28,193
Space products	388	266	388	266
Total cost of revenues	388	17,445	388	28,459
Gross loss	319	(14,763)	319	(21,866)

Operating expenses
Research and development	24,395	40,798	55,477	78,725
Sales and marketing	650	4,636	3,134	9,400
General and administrative	7,580	20,608	23,262	41,594
(Gain) loss on change in fair value of contingent consideration	(16,625)	1,800	(19,390)	17,300
Total operating expenses	16,000	67,842	62,483	147,019
Operating loss	(15,681)	(82,605)	(62,164)	(168,885)
Interest income	384	356	1,714	530
Other income/(expense), net	1,293	(54)	1,553	339
Loss before taxes	(14,004)	(82,303)	(58,897)	(168,016)
Provision for income tax	-	-	-	-
Net loss	$(14,004)	$(82,303)	$(58,897)	$(168,016)

Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	215,870	209,022	215,288	208,570
Loss per share	$(0.05)	$(0.31)	$(0.22)	$(0.64)
Weighted average basic and diluted shares - Class B	55,539	55,539	55,539	55,539
Loss per share	$(0.05)	$(0.31)	$(0.22)	$(0.64)

Astra Space, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$13,384	$33,644
Marketable securities	12,935	69,173
Trade accounts receivables	5,546	5,327
Inventories	11,231	4,142
Prepaid and other current assets	15,757	13,496
Total current assets	58,853	125,782
Property, plant and equipment, net	28,301	24,271
Right-of-use asset	11,096	12,813
Intangible assets, net	8,999	10,132
Other non-current assets	1,847	1,701
Total assets	$109,096	$174,699

Liabilities and Stockholders' Equity:
Accounts payable	$7,187	$1,799
Operating lease obligation, current portion	3,797	3,800
Contingent consideration	14,510	33,900
Accrued expenses and other current liabilities	40,262	42,043
Total current liabilities	65,756	81,542
Operating lease obligation, net of current portion	7,548	9,051
Other non-current liabilities	8,629	1,796
Total liabilities	81,933	92,389

Total stockholders’ equity	27,163	82,310
Total liabilities and stockholders’ equity	$109,096	$174,699

Astra Space, Inc.
Summary of Cash Flow Data
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash used in operating activities	$(33,489)	$(43,588)	$(69,488)	$(91,862)
Capital expenditures	(3,192)	(11,122)	(8,223)	(32,064)
Free cash flow (non-GAAP)	$(36,681)	(54,710)	(77,711)	(123,926)
Cash provided by (used in) investing activities	$30,068	$(13,964)	$48,787	$(129,647)
Cash provided by financing activities	$-	$346	$441	$817

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Launch services	$-	$1,988	$-	$5,899
Space products	707	694	707	694
Total revenues	707	2,682	707	6,593
Cost of revenues
Launch services	-	17,179	-	28,193
Space products	388	266	388	266
Total cost of revenues	388	17,445	388	28,459
GAAP gross loss	$319	$(14,763)	$319	(21,866)
GAAP gross margin	45%	(550%)	45%	(332%)
Inventory adjustments	-	10,200	-	10,200
Capitalize launch costs write downs	-	2,213	-	2,213
Adjusted gross profit (loss)	$319	$(2,350)	$319	$(9,453)
Adjusted gross margin	45%	(88%)	45%	(143%)

GAAP net loss	$(14,004)	$(82,303)	$(58,897)	$(168,016)
Stock-based compensation	(2,112)	12,791	3,216	29,832
(Gain) loss on change in fair value of contingent consideration	(16,625)	1,800	(19,390)	17,300
Apollo cash earnout compensation	-	1,242	-	2,575
Inventory write downs	-	10,200	-	10,200
Deferred launch costs write downs	-	2,213	-	2,213
Other special items	(967)	1,088	(1,185)	2,781
Adjusted net loss	$(33,708)	$(52,969)	$(76,256)	$(103,115)
Interest income	(384)	(356)	(1,714)	(530)
Accretion (amortization) of marketable securities	(679)	65	(679)	132
Depreciation and amortization	1,688	4,858	3,033	7,633
Adjusted EBITDA	$(33,083)	$(48,402)	$(75,616)	$(95,880)

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com